                                                                 EXHIBIT 10 (l)

                                  July 13, 1998


PERSONAL AND CONFIDENTIAL
Jeffrey P. Shaw
157 Garden Gate Court
Green Bay, WI  54313

Dear Jeff:

                  This letter is to confirm our recent conversation and serve as a binding agreement between you and Dean Foods Company (the "Company").

                  The Company is seeking bids from third parties for the purchase of Dean Foods Vegetable Company ("Vegetable"), of which you are a key employee. Such a purchase, if consummated, could take the form of a purchase of all or a majority of Vegetable's stock, a purchase of all or substantially all of Vegetable's assets and the assumption of some or all of Vegetable's liabilities, or a merger of Vegetable with the purchaser or an affiliate of the purchaser (each a "Purchase"). Your continued employment pending any Purchase and your cooperation in connection with any Purchase will be of value to the Company and its shareholders. Accordingly, as an incentive to you to so continue employment and cooperate, the Company will provide you with the benefits described below (the "Special Benefits"). Except as described below, the Special Benefits will be in addition to all other benefits to which you are entitled as an employee of Vegetable.

         1. Selling Bonus. Provided a Purchase closes on or before December 31, 1998, and further provided you remain employed by Vegetable through such closing (or your employment is actually or constructively terminated by Vegetable without cause (as defined below), or is terminated as a result of your death or disability, prior to such closing):

                  (a) The Company will pay to you the selling bonus based on the Purchase Price (as defined below) set forth in the Schedule attached hereto as and when such Purchase Price is realized by the Company (with the amount of your payment interpolated from such Schedule in the event the Purchase Price is greater than $350 million but less than $500 million).

                  (b) For purposes of the foregoing, Purchase Price will be "realized" by the Company when cash, securities or other property (including without limitation a promissory note) is received, directly or indirectly, by the Company free and clear of any contingency (other than contingent indemnification obligations of the Company in connection with the Purchase). Purchase Price will also be "realized" by the Company to the extent of any closing escrow or holdback by the purchaser related to the Company's indemnification obligations in connection with the Purchase. The amount of any contingent earnout will not be "realized" until received, directly or indirectly, by the Company in cash, securities or other property free and clear of any contingency other than contingent indemnification obligations of the Company in connection with the Purchase.

                  (c) For purposes of the foregoing, Purchase Price means the amount paid or payable, directly or indirectly, to the Company in a Purchase, including any amount paid or payable, directly or indirectly, to the Company for a noncompetition agreement. Purchase Price does not include the amount of any liabilities assumed or acquired, directly or indirectly, by the purchaser in connection with the Purchase, nor the amount of any funds provided to Vegetable, directly or indirectly, by the purchaser or any lender in connection with the Purchase, nor any amount paid or payable to any individuals for employment or consulting agreements. "Purchase Price" shall be determined as follows:

                  (i) If Purchase Price includes securities or other property, the value thereof will be the fair market value thereof at the close of the day preceding the day of the closing of the Purchase. If such securities or other property trade in an established market, the fair market value thereof will be the closing price thereof at such close. If such securities or other property do not trade in an established market, the fair market value thereof will be agreed to between the parties or, in the absence of such agreement, will be determined in accordance with (ii) below.

                  (ii) If the parties are unable to agree upon the fair market value of any property or securities whose fair market value is to be agreed upon by them pursuant to (i) above, then each will select an appraiser of recognized national standing experienced in appraising securities or other property of such type to determine the fair market value thereof. The midway point between the two fair market values established by such appraisers will be the fair market value of such property or securities for purposes hereof. Each party shall be solely responsible for paying all of the charges of the appraiser selected by it for performing services hereunder.

         This letter agreement is one of six similar letter agreements of even date herewith being entered into by the Company with key employees of Vegetable (collectively with you, the "Letter Parties"). In the event the Company and the Letter Parties are unable to agree upon the fair market value of any securities or property whose fair market value is to be agreed upon pursuant to (i) above, you agree (and each of the other Letter Parities is agreeing) that a single representative shall act on behalf of all of the Letter Parties in connection therewith and that that representative shall be Jeffrey P. Shaw or, in the event he is unable or unwilling to so act, one of the other Letter Parties selected by the Letter Parties by a numerical majority thereof.

                  By way of example, if the Purchase Price is $475 million your selling bonus will be $971.5 thousand, and if the Purchase Price is $525 million your selling bonus will be $1,218 thousand.

              (b) Effective upon the closing of such Purchase, any options to purchase Company Common Stock granted to you under the Company's 1989 Stock Awards Plan that remain unexpired and unexercised will fully vest.

    2. Post-Sale Severance Benefits. Provided a Purchase closes on or before December 31, 1998, if (i) you remain employed by Vegetable through such closing (or your employment is actually or constructively terminated by Vegetable without cause (as defined below) prior to such closing) and do not become an employee of the purchaser or an affiliate of the purchaser in connection with such closing, or you remain employed by the Company or an affiliate of the Company immediately following such closing or (ii) you become an employee of the purchaser or an affiliate of the purchaser in connection with such closing, such employment is actually or constructively terminated by your employer at any time prior to the second anniversary of such closing without cause (as defined below) and other than as a result of your death or disability and you do not reasonably promptly thereafter become an employee of the Company or an affiliate of the Company, the Company will provide you with the following benefits (the "Severance Benefits"): (a) payment of $32,000.00 per month over the 27 months subsequent to such termination (or, if you so elect by written notice to the Company at any time after such termination, the present value equivalent of the remaining such payments as of the date of payment of such present value calculated using a discount rate of 8% per annum compounded), reduced to take into account any severance payments received by you from the purchaser or an affiliate of the purchaser as a result of the termination of your employment (of which severance payments you agree to notify the Company at the time of such termination), (b) medical, dental and life insurance coverage for you and your dependents over the 27 months subsequent to such termination (or, in the case of each such type of coverage, for such shorter period following such termination until you become eligible for a similar type of coverage from another source) under the plans and programs of the Company in effect for Company employees generally from time to time during such period (including the employee contribution and deductible provisions thereof), provided such coverage is permitted under the terms of such plans and programs -- or, if such coverage is not permitted under the terms of such plans and programs, the equivalent of coverage under such plans and programs (including the employee contribution and deductible provisions thereof), and (c) reimbursement for fees and expenses of any outplacement service retained by you on account of such termination, in an amount up to $25,000 less the fees and expenses of any counsel retained by you to review this letter agreement prior to your signing it which are paid by the Company pursuant to this letter agreement. The Severance Benefits will be in lieu of all other severance payments, if any, to which you may otherwise be entitled from the Company or Vegetable, other than any such severance payments from Vegetable to which you may become entitled pursuant to the definitive sale agreement entered into with the Purchaser (the "Sale Agreement Severance Benefits"). The Severance Benefits shall be reduced by the amount of any Sale Agreement Severance Benefits received by you. The Severance Benefits shall not be reduced as a result of your failure to mitigate the amount of such Severance Benefits.

         For purposes of this letter agreement, "constructive termination" means (i) termination of your employment by you or your employer following implementation by your employer, without your consent, of a material adverse change in your aggregate compensation (other than under equity purchase or equity awards plans) or job responsibilities or of a relocation of your office to a location more than 50 miles from Green Bay, Wisconsin, or (ii) a termination of your employment with the Company or Vegetable by you prior to a Purchase following the Company's breach of any of its agreements in this letter agreement which remains uncured for thirty (30) days after the Company receives written notice of such breach.

         For purposes of this letter agreement, "cause" means: (i) your conviction of a felony or a crime involving moral turpitude; (ii) your conviction of a fraud; (iii) your commission of any act involving dishonesty or disloyalty with respect to your employer or any of its subsidiaries or affiliates; (iv) intentional conduct by you tending to bring your employer or any of its subsidiaries or affiliates into substantial public disgrace or disrepute; (v) your gross negligence or willful misconduct with respect to your employer or any of its subsidiaries or affiliates; (vi) your abandonment of employment with your employer or any of its subsidiaries or affiliates other than as a result of your death or disability; or (vii) your breach of any of your agreements in this letter agreement which remains uncured for thirty (30) days after you receive written notice of such breach. Any disputes as to the existence of "cause" shall be submitted to arbitration with a single arbitrator, as agreed to by the parties, in Green Bay, Wisconsin, under the rules of the American Arbitration Association, and the decision of such arbitrator shall be final and binding upon both parties. All charges of the arbitrator shall be shared equally by the Company and you.

         Your entitlement to the Special Benefits is subject to the further condition that, so long as you remain employed by Vegetable, you cooperate with the Company in its efforts to negotiate a Purchase and close it on or before December 31, 1998, and, in the event you remain employed by Vegetable at the time any Purchase closes on or before December 31, 1998 and if the purchaser or an affiliate of the purchaser offers you continued employment in a comparable position at a location not more than 50 miles from Green Bay, Wisconsin and for comparable compensation, you accept such offer.

         In consideration of the Special Benefits, you promise that so long as you remain employed by Vegetable, you will, at the closing of any Purchase that occurs on or before December 31, 1998, waive and release the Company and its subsidiaries, divisions and affiliated companies (collectively the "Dean Companies") from liability for all rights and claims, whether or not they are then known to exist, that you then have or may have against the Dean Companies relating in any way to your employment or separation from employment, excluding the benefits and Special Benefits contemplated by this letter agreement. For the purposes of such waiver and release, the Dean Companies shall be understood to also include then and former directors, shareholders, employees and agents of the Dean Companies. It shall also mean successors and assigns of the Dean Companies.

         The rights and claims which you waive and release pursuant to the preceding paragraph will include, to every extent allowed by law, those arising under the Employee Retirement Income Security Act of 1974, the Civil Rights Acts of 1866, 1871 and 1964, the Rehabilitation Act of 1973, and the Age Discrimination in Employment Act of 1967, as amended by the Older Worker's Benefit Protection Act of 1990. This is not a complete list, and you will waive and release all similar rights and claims under all other federal, state and local discrimination provisions and all other statutory and common law causes of action relating in any way to your employment or separation from employment, excluding causes of action for the benefits and Special Benefits contemplated by this letter agreement.

        In consideration of your execution of this letter agreement, the Company agrees to reimburse you for fees and expenses of any counsel retained by you to review this letter agreement provided such amount does not exceed Eight Hundred Fifty Dollars ($850.00).

        You agree that subsequent to the closing of any Purchase that occurs on or before December 31, 1998 you shall not intentionally undertake or make any disparaging conduct or derogatory statements concerning the Dean Companies. Further, the terms and the amounts of the Special Benefits shall remain confidential and shall not be disclosed, directly or indirectly, by you to anyone other than your spouse and attorney (to whom you may disclose such terms and amounts provided you advise them, in advance of such disclosure, of the provisions of this paragraph, and for whose observance of the provisions of this paragraph you shall be responsible).

        You further agree that you will not at any time subsequent to the closing of any Purchase that occurs on or before December 31, 1998 divulge, furnish or make accessible to anyone, or use for your benefit or the benefit or any other person, firm, corporation or other entity, any trade secret, knowledge or other information with respect to the confidential or secret processes, plans, devices or materials of any of the Dean Companies. Notwithstanding the foregoing, no information shall be considered to be confidential, and the obligation of nondisclosure set forth in this paragraph shall not apply to any information, that (i) is or becomes publicly known through no fault of yours, or
(ii) which you receive from a third party without violation by such source of any obligation to the Company or Vegetable.

        You also agree that, in the event you fail to comply with any of the foregoing agreements, your right to receive any further payment of the Special Benefits described above shall be forfeited and, in addition to any and all other remedies which may be available to the Company at law or in equity for such noncompliance by you, the Company shall have the right to injunctive relief and specific performance to the extent permitted by law.

        Except as otherwise expressly provided in this letter agreement in regard to appraisal or arbitration proceedings contemplated herein, in the event you institute in good faith any litigation or proceeding to enforce your rights hereunder, or the Company institutes in good faith any litigation or proceeding to enforce its rights hereunder, the prevailing party in such litigation or proceeding shall be reimbursed by the other party for all of its costs and expenses (including without limitation attorneys' fees) incurred in connection with such litigation or proceeding.

        Nothing in this letter agreement confers any right on you to continue in the employment of Vegetable or any of the other Dean Companies, or to become an employee of or continue in the employment of any purchaser of Vegetable or any affiliate of such a purchaser, or affects in any way the right of any of them, as the case may be, to terminate your employment at any time.

                  In order to accept this letter agreement and receive the Special Benefits on the terms provided herein, you must return a signed copy of this letter to me within ten (10) days after the date of this letter. You are advised to contact an attorney prior to executing this letter agreement. Benefits which are required by law will be provided whether or not you execute this letter agreement.

                                      DEAN FOODS COMPANY

                                      By:________________________
                                      Its:_______________________

I have read and understand this letter agreement and accept and agree to it.

Date:  July  __, 1998



______________________________________
             Jeffrey P. Shaw

                                Schedule


              Purchase                            Selling
                Price                              Bonus
      (in millions of dollars)           (in thousands of dollars)
      ------------------------            ------------------------
             350 or less                             203
                 400                                 464
                 450                                 783
                 500                                1,160
          In excess of 500                1,160 plus .232% of the
                                                   excess